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                                                                    EXHIBIT 3.18

                            CERTIFICATE OF AMENDMENT

                                       TO

                       THE CERTIFICATE OF INCORPORATION OF

                        AVIATION ACQUISITION CORPORATION

                  ---------------------------------------------

                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                  --------------------------------------------

          I, the undersigned, Secretary of Aviation Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter referred to as the "Corporation"), do hereby certify as follows:

          FIRST:    That the Board of Directors of said corporation by the
unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Aviation Acquisition Corporation be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

          The name of the corporation is "Champion Aerospace Inc.".

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          SECOND:   That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

          Date: June 1, 2001


                                     By: /s/ Gregory Rufus
                                        --------------------------------------
                                        Name:  Gregory Rufus
                                        Title: Vice President